FOR IMMEDIATE RELEASE

Contact:
John H. Dahly
Executive Vice President, Chief
Financial Officer, Secretary and
Treasurer
920-208-4107

FRESH BRANDS REPORTS INCREASED SALES, NET LOSS IN FIRST QUARTER
Results Impacted by Partial Realization of Previously Announced Charges
and Adoption of New Accounting Requirements

SHEBOYGAN, WI, May 26, 2004, 7:00 A.M. Fresh Brands, Inc. (Nasdaq: FRSH) today reported its results of operations for its first fiscal quarter ended April 24, 2004. The results announced by the company include the effects of its adoption of FIN 46R (Consolidation of Variable Interest Entities), which resulted in the financial statement consolidation of 16 of the company’s franchised supermarkets. As noted more fully below, although the adoption of FIN 46R significantly affects the company’s reported results of operations and consolidated balance sheet, it does not affect the company’s cash flow or the financial covenants in the company’s revolving credit agreement.

Net sales for the first quarter of 2004 were $200.6 million, an increase of $25.8 million, or 14.8%, compared to the first quarter of 2003. This increase was primarily the result of the adoption of FIN 46R, which increased the company’s net sales by $16.0 million. Net sales also increased by 4.5% as a result of an increase in comparable company store sales, the opening of a new Piggly Wiggly supermarket in Racine, Wisconsin in September 2003 and the opening of a new Dick’s supermarket in Maquoketa, Iowa in January 2004. Comparable store sales for the company’s owned and franchised supermarkets increased 3.2% in the first quarter of 2004, compared to the first quarter of 2003.

“We are pleased to announce increased sales and comparable store sales,” said Walter Winding, Fresh Brands’ independent Chairman of the Board. “Although our results during the first quarter are somewhat disappointing, our ability to grow our sales in a very competitive market while closing supermarkets shows that our new operational focus that emphasizes improving the results of our current operations through focusing on our in-store value proposition is already beginning to make our supermarkets more competitive in their marketplaces.”

The company realized a net loss of $1.7 million, or $0.34 per share, in the first quarter of 2004, compared to net earnings of $1.9 million, or $0.38 per diluted share, in the first quarter of 2003. The company’s net loss from continuing operations was $0.7 million, or $0.14 per share, in the first quarter of 2004, compared to net earnings of $2.5 million, or $0.49 per diluted share, in the first quarter of 2003. The company’s results from continuing operations excludes the results associated with the six corporate supermarkets closed in 2003 and 2004, but not the significant charges associated with the closure of one franchised supermarket in 2004.

“Although our reported first quarter results are dramatically impacted by our recognition of previously announced supermarket closures and other charges, we are pleased with the progress that we are making in implementing our new operational focus,” said Louis Stinebaugh, Fresh Brands’ Executive Vice President – Operations. “Our management team strongly believes that our new operational focus will result in increased shareholder value over the long-term. However, the full benefit of our focus on our in-store value proposition may not be realized until 2005.”

The following are the significant items that impacted the company’s earnings in the first quarter of 2004, compared to the first quarter of 2003:

•	approximately $1.1 million of after-tax charges associated with the closure of a franchised supermarket;

•	additional after-tax charges of $0.5 million related to potentially uncollectible franchisee accounts receivables related to some of the same supermarkets for which the company has taken similar charges in the past several quarters; and

•	additional after-tax professional fees of $0.4 million associated primarily with the implementation of the requirements of the Sarbanes-Oxley Act.

“As projected, our first quarter was a challenging quarter for us,” said John Dahly, Fresh Brands’ Chief Financial Officer. “As previously announced, we have closed one franchised supermarket and five corporate supermarkets. As expected, we incurred significant losses and charges during the wind-down and closing of these supermarkets. In addition, we expect to recognizing additional after-tax charges of up to $2.2 million associated with the closing of these supermarkets during the second quarter of 2004. During the first quarter, we also recorded significant charges associated with the potentially uncollectible receivables from several of our franchised supermarkets that continue to experience intense competitive challenges in their marketplaces. Although these supermarkets continue to underperform, we do not expect any additional supermarket closures during 2004 because we believe that our plans to turn around the performance of these supermarkets will begin to significantly improve these supermarkets’ performance throughout 2004.”

Wholesale sales for the first quarter of 2004 increased $1.0 million, or 0.7%, compared to the first quarter of 2003. Late in the first quarter of 2004, the company began supplying a new customer that operates four franchised supermarkets. Annualized net wholesale sales to this customer are expected to be approximately $10 million. In May 2004, the company also began supplying a new single store customer. Annualized net wholesale sales to this customer are expected to be approximately $3 million.

“Our addition of two new franchisees that operate a total of five supermarkets shows that independent operators continue to recognize that our Fresh Brands program provides them with the support that they need to be competitive in a difficult industry,” said Stinebaugh. “We continue to strive toward our goal of being recognized as the wholesale supplier of choice for independent operators throughout our marketplaces.”

Gross margin for the first quarter was 21.7%, an increase of 1.6%, compared to the gross margin of 20.1% during the first quarter of 2003. As noted above, the adoption of FIN 46R resulted in the inclusion of 16 franchised supermarkets which have higher gross margins than the company’s net wholesale sales. The increase in net retail sales recognized as a result of FIN 46R increased the company’s gross margin by 2.4% during the first quarter of 2004, compared to the first quarter of 2003. This increase was partially offset by decreases in the company’s gross margin due to increased promotional costs that are part of the company’s efforts to improve its results of operations through focusing on the company’s in-store value proposition.

The company’s selling, general and administrative expenses as a percent of sales during the first quarter of 2004 were 19.7%, an increase of 3.6%, compared to 16.1% during the first quarter of 2003. This increase was primarily due to the charges summarized above. In addition, the inclusion of 16 franchise supermarkets as a result of FIN 46R also increased the company’s selling, general and administrative expenses as a percent of sales by approximately 2.0% during the first quarter of 2004, compared to the first quarter of 2003.

Consistent with generally accepted accounting principles, the sales results included in this press release exclude sales associated with the company’s discontinued operations.

Impact of the Adoption of FIN 46R (Consolidation of Variable Interest Entities)

As noted above, the company adopted FIN 46R in the first quarter of 2004. Under certain circumstances, FIN 46R can require financial statement consolidation of entities even if neither company owns any equity interest in the other. Specifically, FIN 46R requires companies to consider whether entities, in which they have financial interests, lack “sufficient equity at risk” to permit that entity to finance its activities without additional subordinated financial support. FIN 46R requires an entity that lacks sufficient equity interest to be consolidated with the entity that would absorb the majority of its losses.

The company has historically provided credit enhancements to certain of its franchisees, primarily in the form of lease and sublease arrangements and loan guarantees. Some of the company’s franchisees lack “sufficient equity at risk,” as defined in FIN 46R. Because the company, under FIN 46R is deemed to be likely to absorb the majority of the losses of 16 of such franchisees, FIN 46R requires the company to consolidate the financial statements of these 16 of its franchises into the company’s consolidated financial statements.

The adoption of FIN 46R had the following effects on the company’s consolidated statement of operations as of the end of the first quarter (in thousands):

	Consolidated Franchisees	Eliminations Upon Consolidation	Net Impact
Sales	$32,534	(16,562)	$15,972
Loss from operations	(110)	432	322
Interest expense, net	(368)	(79)	(447)
Minority interest in earnings of consolidated franchises	50	~	50
Income from continuing operations	$(428)	353	$(75)

“We expect FIN 46R to similarly affect our financial results for the remainder of 2004,” said Dahly. “Despite having these effects on our consolidated financial statements, the adoption of FIN 46R has no impact on our cash flow, the financial covenants in our revolving credit agreement or the business or legal relationships between us and our franchisees.”

Conference Call Information

Fresh Brands’ management will discuss the items disclosed in this press release in a conference call on May 27 at 1:00 P.M. central time (2:00 P.M. eastern time). The call can be accessed by dialing 1-866-297-6394 (passcode is 9115485; leader is Mr. John Dahly).

Fresh Brands, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail, franchised and independent supermarkets. The corporate-owned and franchised retail supermarkets currently operate under the Piggly Wiggly® and Dick’s® Supermarkets brands. Fresh Brands currently has 77 franchised supermarkets, 24 corporate-owned supermarkets and 2 corporate-owned convenience stores, all of which are served by two distribution centers and a centralized bakery/deli production facility. Supermarkets are located throughout Wisconsin and northern Illinois. For more information, please visit the company’s corporate web site at www.fresh-brands.com or its consumer web sites and www.shopthepig.com and www.dickssupermarkets.com.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are “forward looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we believe, anticipate, expect or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. Specifically, forward looking statements include statements about: (a) the amount of additional charges that we expect to record in 2004 related to the five corporate supermarkets that we closed early in our second fiscal quarter; (b) our new operational focus and the expected effect that our new operational focus will have on our future financial performance and condition; (c) the anticipated benefits of our new operational focus; (d) expectations regarding the number of supermarkets that we will close in 2004; and (e) anticipated increases in our future sales due to our new customers. Such forward looking statements are subject to certain risks and uncertainties that may materially adversely affect our anticipated results. Such risks and uncertainties include, but are not limited to, the following: (1) our increasing capitalized lease and franchise guarantee amounts; (2) the presence of intense competitive market activity in our market areas, including competition from warehouse club stores and deep discount supercenters; (3) the restrictions imposed on us by our revolving credit facility, including restrictions on our ability to enter into additional franchisee guarantees, pay dividends or repurchase our stock; (4) the potential loss of wholesale sales of franchised customers who sell their supermarkets to operators who may not want to operate the supermarkets as our franchisees; (5) the cost advantages that our competitors have as a result of their larger purchasing power and, in many cases, non-union workforces; (6) our ability to identify and convert new franchisee supermarkets; (7) our continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (8) our ability to continue to recruit, train and retain quality franchise and corporate retail supermarket operators; (9) the potential recognition of additional repositioning charges resulting from potential closures, conversions and consolidations of additional retail supermarkets due principally to the competitive nature of the industry and to the quality of our retail supermarket operators; (10) the potential recognition of additional reserves and/or write-offs relating to accounts receivable from our franchise operators; (11) the vacancy in our chief executive officer position; (12) the cost and results of our new business information technology systems replacement project; and (13) the costs to implement the Sarbanes-Oxley Act of 2002. Shareholders, potential investors and other readers are urged to consider these risks carefully in evaluating the forward looking statements made herein and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Fresh Brands, Inc.
Consolidated Balance Sheets

(in thousands)	April 24, 2004 (Unaudited)	January 3, 2004 Pro Forma (1) (Unaudited)	January 3, 2004
Assets
Current assets:
Cash and equivalents	$14,025	$6,375	$6,260
Receivables, net	11,100	10,690	12,520
Inventories	38,191	40,574	33,675
Land and building held for resale	546	4,926	4,926
Other current assets	10,082	10,173	10,781

Total current assets	73,944	72,738	68,162

Noncurrent receivable under capital subleases	23,539	23,947	33,296
Property and equipment, net	39,118	39,995	31,233
Property under capital leases, net	35,496	31,626	22,453
Goodwill	21,455	21,455	20,280
Other noncurrent assets	6,183	5,815	6,264

Total assets	199,735	195,576	181,688

Liabilities and Shareholders' Investment
Current liabilities:
Accounts payable	35,232	38,852	36,251
Accrued liabilities	15,739	14,629	12,785
Current obligations under capital leases	2,544	2,367	2,367
Current maturities of debt	2,526	2,564	316

Total current liabilities	56,041	58,412	51,719

Long-term capital lease obligations	62,376	58,857	58,857
Revolving line of credit	22,600	17,150	17,150
Other long-term debt	8,859	9,488	677
Other noncurrent liabilities	672	786	2,777
Minority interests	329	511	--
Shareholders' investment	48,858	50,372	50,508

Total liabilities and shareholders' investment	$199,735	$195,576	$181,688

(1)     The proforma balances reflect the inclusion of the consolidated franchise balances and eliminations as if FIN 46R was adopted as of January 3, 2004.

Fresh Brands, Inc.
Consolidated Statement of Operations
(Unaudited)

	For the 16-weeks ended
(in thousands, except per share data)	April 24, 2004	April 19, 2003
Net sales	$200,569	$174,792
Cost of products sold	157,119	139,575

Gross profit	43,450	35,217
Selling and administrative expenses	39,582	28,081
Depreciation and amortization	3,736	2,462

Operating income	132	4,674
Interest expense, net	1,004	586
Interest expense of consolidated franchises	368	--
Minority interest in losses	(50)	--

Earnings (loss) from continuing operations before income taxes	(1,190)	4,088
Income tax provision (benefit)	(524)	1,595

Income (loss) from continuing operations	(666)	2,493
Discontinued operations	(892)	(566)
Cumulative effect of accounting change	(136)	--

Net income (loss)	$(1,694)	$1,927

Earnings (loss) per share - basic:
Income from continuing operations	$(0.14)	$0.49
Loss from discontinued operations	$(0.18)	$(0.11)
Cumulative effect of accounting change	$(0.03)	--
Net income (loss)	$(0.34)	$0.38
Earnings (loss) per share - diluted:
Income from continuing operations	$(0.14)	$0.49
Loss from discontinued operations	$(0.18)	$(0.11)
Cumulative effect of accounting change	$(0.03)	--
Net income (loss)	$(0.34)	$0.38
Weighted average shares outstanding:
Basic	4,912	5,057
Diluted	4,912	5,095

Fresh Brands, Inc.
Operating Segment Information
(Unaudited)

	For the 16-weeks ended
(in thousands)	April 24, 2004		April 19, 2003
Sales
Wholesale	$145,205		$144,192
Corporate Retail	90,373		81,065
Franchise Retail	32,534		--
Intersegment eliminations	(67,543)		(50,465)

Total	200,569		174,792

Operating Profit
Wholesale	982	0.68%	3,888	2.70%
Corporate Retail	(740)	(0.82%)	786	0.97%
Franchise Retail	(110)	(0.34%)	--	--

Total	132	0.07%	4,674	2.67%

Wholesale Segment
Operating Profit before allocations and
eliminations	854	0.59%	6,022	4.18%
Allocation to corporate retail segment	(304)	(0.21%)	(2,134)	(1.48%)
Elimination of adjustments related to
franchise retail segment	432	0.30%	--	--

Operating Profit	982	0.68%	3,888	2.70%

Corporate Retail Segment
Operating Profit before allocations and
eliminations	(1,044)	(1.16%)	(1,348)	(1.66%)
Allocation to corporate retail segment	304	0.34%	2,134	2.63%

Operating Profit	(740)	(0.82%)	786	0.97%

Franchise Retail Segment

Operating Profit	$(110)	(0.34%)	$--	--

Note to Financial Schedules

Discontinued operations. The discontinued operations for 2004 and 2003 include the operating results of the five underperforming corporate stores that were closed in May 2004. The 2003 discontinued operations also included the corporate store that was closed in December 2003.